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                                [LETTERHEAD OF]


                     [SUTHERLAND, ASBILL & BRENNAN, L.L.P.]



                                          April 24, 1997



Market Street Fund, Inc.


103 Bellevue Parkway


Wilmington, DE 19809



Gentlemen:



     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 16 to Form N-1A for Market Street Fund, Inc. (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                          Sincerely,



                                          SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                                          By: /s/  Stephen E. Roth


                                            ------------------------------------

                                            Stephen E. Roth, Esq.